Sichuan Lanbeisi Kid Castle Education Development Co., Ltd
Equity Transfer Agreement

Party A: Sichuan Province Lanbeisi Education & Culture Industrial Co., Ltd (hereinafter “Party A” in this agreement)
Address:

Legal Representative:	Tel:

Party B: Shanghai Kid Castle Educational Info Constitution Company Limited (hereinafter “Party B” in this agreement)
Address: Room 408, 1277 Beijing West Road, Shanghai

Legal Representative: Min Tan Yang	Tel: 02162893482

Whereas:

1) The Sichuan Lanbeisi Kid Castle Education Development Co., Ltd (hereinafter “Sichuan Kid Castle” or the “company”) invested and established by Sichuan Province Lanbeisi Education & Culture Industrial Co., Ltd on 23 June 2004 is the educational company established according to the law; the registered capital of the company is RMB0.8 million, and management scope of company covers the educational administration, training, consultancy service, enterprise image design, marketing design, cultural articles for use and toy sale, retail of books, periodicals and electronic publications; the company is registered at 262 Shuncheng Street, Qingyang District, Chengdu City, Sichuan; Party A is the shareholder the company and owns 45% equity, and is actually responsible for the comprehensive management of the company.

2) Party A and Party B negotiate to sign this equity transfer agreement, which states that Party A shall transfer all its equity of Sichuan Kid Castle to Party B according to the terms and conditions of agreement, and Party B shall agree to accept all the equity of Sichuan Kid Castle owned by Party A according to the terms and conditions of agreement.

The both parties hereby agree as follows:

Article 1: Transfer Object

1.1 Party A is the shareholder of Sichuan Kid Castle and enjoys all rights of the company stated by the Company Law, and this transfer has been ratified by the power authority of Sichuan Kid Castle.

1.2 Party B accepts 45% equity of Sichuan Kid Castle owned by Party A.

1.3 The Chengdu Lanbeisi Foreign Language Training School invested and established by Sichuan Kid Castle (hereinafter the “school” in this agreement) is the school fully-owned, established and managed by Sichuan Kid Castle according to the law; for the establishing capital and school address, refer to the appendix of this agreement.

Article 2: Equity Transfer Price and Payment

2.1 The both parties agree that the total equity transfer fee in this agreement is RMB0.32 million.

2.2 Party B shall pay the first equity transfer fee of RMB200000 to Party A within 2 days upon the signature of this agreement; Party B shall pay the second equity transfer fee of RMB60000 within 5 days after the documents required for the industrial and commercial alteration stated in article 5.1.4 of this agreement are submitted to and accepted by the relevant competent authorities such as the industrial and commercial administration formally;

Party B shall pay the third equity transfer fee of RMB60000 within 5 days after all the above-mentioned alteration registrations/references are finished and the corresponding licenses and certificates are issued.

2.3 Payment of Equity Transfer Fee
Party B shall transfer the above-mentioned equity transfer fee to the following account specified by Party A:

Account Name: Sichuan Province Lanbeisi Education & Culture Industrial Co., Ltd
Bank: Bank of China Shujing Avenue Branch
Account Number: 39435388091001

Article 3: Transfer and Handover

3.1 Party A hereby transfers the equity of Sichuan Kid Castle and all related rights, interests and obligations to Party B according to the terms and conditions stated in this agreement. Party B hereby accepts the equity and all related rights, interests and obligations transferred by Party A according to the terms and conditions stated in this agreement, unless otherwise stated in this agreement.

3.2 The both parties agree together as follows: the both parties will deal with the detailed handover affair of the company and school according to the agreement about the time, content and other aspects: Party A specify                  (autographical signature of assignee) as the check and handover principal of Party A, the company and school; Party B1 specifies                          (autographical signature of assignee) as the check and handover principal of Party B; the handover behaviors of principals specified by the both parties represent the behaviors of consigner and have the legal effectiveness.

3.3 Party A shall prepare the handover list before 10 May 2007 according to the relevant regulations of this agreement and the detailed contents of agreement appendix, and the handover principals specified by the both parties shall deal with all the handover works, sign the handover list together and conclude this agreement at the same time properly and completely. Party A guarantees that the company management specified shall not invade and occupy the property of the company/school arbitrarily before that.

3.4 Party A shall hand over all the official seals, financial seal, accounting books and vouchers, invoices, checks and bank vouchers of the company and school to the person specified by Party B for storage, and the financial works such as income and expense shall be controlled together till the third equity transfer fee is paid. The legal representative seals of the company and school preset in the bank (the company is                       , and the school is                       ) shall be kept by Party A during this period.

Article 4: Company Assets, Equities, Investments, Debts or Liabilities

4.1 For the detailed category of existing assets, category and amount of loans/debts and list of investments and invested institutions of the company, the contingent debts of the company, the current condition of company customers and business, company employees, advance expense/expanse receivable (including tuition) and the detailed information of students list, refer to the appendix of this agreement “current conditions list of the company”.

4.2 For the category and amount of company licenses, certificates and official seals, the company accounting books, vouchers (including the annual auditing report original and attached financial statement of each year), invoices, checks, bank vouchers, tax returns, the company statement till the end of April 2007 (including but not limited to the balance sheet and income statement of the company), company systems and regulations, company memorandum (signed by the former shareholders), resolutions of each board meeting and general meeting of shareholders, the exterior economic agreements and interior administrative agreements (such as the labor agreement) of the company, refer to the appendix of this agreement “list of licenses, certificates, official seals, accounting books, system documents and agreements”.

4.3 For the detailed information such as the establishing fund and school address of Chengdu Lanbeisi Foreign Language Training School, refer to the appendix of this agreement. For the copy of the school running license of private school and license for private non-enterprise corporation of the school, the list of current conditions of school, the list of certificates, licenses, official seals, accounting books, system documents and agreements of school (the detailed content of list shall be confirmed by article 4.1 and 4.2), refer to the appendix.

4.4 Party A promises that contents stated in article 4.1, 4.2 and 4.3 and all the lists and data provided according to that agreement, the handover list agreed in the above articles and the recorded information such as the assets of the company or school are true, precise, complete and timely, and it shall be responsible for them.

Article 5: Promises

5.1 Party A hereby promises:

5.1.1 to be responsible to urge the relevant personnel to sign the legal documents required to transact the alteration of legal representatives/principals, directors, supervisors, and schoolmaster of Sichuan Kid Castle and the school and provide the data required by the relevant competent authorities;

5.1.2 to assist Party B to implement all the rights and obligations related with the equity transfer and those owned by Party A in the memorandum of Sichuan Kid Castle, recall all the directors and supervisors dispatched to the company and school and the legal representatives/principals of school, and these positions shall be succeeded by the relevant personnel dispatched by Party B; this work shall be implemented at the same time according to the regulation of article 3.3 of this agreement about the handover work, and the duty handover will become effective since the handover day;

5.1.3 Party A shall stop implementing the shareholder rights of Sichuan Kid Castle interiorly after the handover is completed according to article 3.3 of this agreement, unless otherwise stated in this agreement;

5.1.4 to be responsible to transact the full transfer/alteration registration/reference affair of shareholders, directors, supervisors, legal representative related with this equity transfer, the annual inspection/annual auditing of school, the alteration registration/reference work of legal representative, preschool masters/schoolmaster, directors and supervisors and the signature of all documents required at the relevant competent authorities including the industrial and commercial administration; the above-mentioned work shall be completed properly within 20 days after the signature of this agreement at latest;

5.1.5 to be responsible to transact the annual inspection/annual auditing 2006 of the school and guarantee the validity of school running licenses.

5.2 Party B hereby promises:

5.2.1 to support Party A to transact the full transfer/alteration affair of shareholders, directors, supervisors, legal representative related with this equity transfer, the annual inspection/annual auditing of school, the alteration registration work of legal representative/principal and directors and the signature of all documents required at the relevant competent authorities including the industrial and commercial administration;

5.2.2 Party B satisfies the conditions to accept the agreement object regulated by the law before transacting the equity alteration registration;

5.2.3 Party B has adequate capital capacity to purchase the agreement object;

5.2.4 to implement all the rights and obligations related with the equity and those owned by Party A in the memorandum of Sichuan Kid Castle prudently in the interior before the alteration procedures are completed.

Article 6: Statements and Guarantees

6.1 Party A hereby makes the following statements and guarantees:

6.1.1 The company/school involved in this agreement are the company/school that are founded and established according to the local laws or governmental rules and effective and sustaining before the annual inspection/annual auditing agreed in article 5.1, and are consistent with the laws and regulations upon the registration and the requirement of government rules.

6.1.2 Party A has the adequate right capacity and behavior capacity to make the transfer and has taken all necessary steps and actions to implement this transfer. The company/school has not any activity except for the normal management activity from the signature date to the handover complete day.

6.1.3 Party A hereby guarantees and states that Party A is the only owner of transferred equity and the there is not any dispute on the transferred equity owned by Party A; any other guarantee, mortgage, pledge, lien or compensation claim right is not set on the equity to be transferred.

6.1.4 Party A has stated the assets, loans and debts of Sichuan Kid Castle/Chengdu Lanbeisi Foreign Language Training School faithfully (for the details, refer to the list agreed in article 4), and has not set any guarantee, mortgage, pledge, lien or compensation claim right on the assets or loans under the name of the company/school; i.e. it has the full ownership.

6.1.5 Party A shall neither urge Sichuan Kid Castle to transfer the full or part capital of invested school in any mode nor set any mortgage on the capital nor change the establishing capital and capital of school by any mode without the written consent of Party B before the content of this agreement is implemented properly; it shall neither decrease or be possible to decrease the value of school (including the intangible assets, commodity credit and reputation of the school)nor change the current operating status of school (including but not limited to the properties and students of school).

6.1.6 Party A shall implement the following obligation unless with the written consent of Party B before the content of this agreement is implemented properly: (1) it shall not transfer or set any mortgage or pledge on the assets of school; (2) it shall not sign any document or conclude any understanding to give up the rights of school; (3) it shall not modify the memorandum, systems or similar documents of the school; (4) it shall not sign, supplement or implement any merger or transfer agreement with similar tenet or content to this agreement with any third party; (5) it shall support Party B to implement the normal management.

6.1.7 Party A promises there is not any following affairs: (1) the school has not been managed illegally and has paid the tax legally; (2) the school neither have any external debt/liability nor default any money of staff or students nor have other significant liability (the economic loss amounts to over RMB20000); (3) it has not extracted the capital of school or embezzled/invaded and occupied the capital or other properties of school; (4) the school has not bee involved into any tortious or breaching dispute of lawsuit/arbitration mode till the signature date.

6.1.8 Party A promises and guarantees that Party A shall implement the same obligations to Party B upon Sichuan Kid Castle according to the promise and guarantee contents of above-mentioned article 6.1.4, 6.1.5, 6.1.6 and 6.1.7.

6.2 Party B hereby makes the following statements and guarantees:

6.2.1 All the obligations related with Party B stated in this agreement are binding to it before the alteration registration procedure required for the equity transfer is completed.

6.2.2 Party B has adequate right and capacity to make the acceptance and has taken all necessary steps and actions to implement this transfer.

6.2.3 It shall neither transfer the equity under the name of Sichuan Kid Castle to the third party nor make the guarantee externally with the properties of company before the alteration registration procedure required for the equity transfer is completed.

6.2.4 Party B is obligated to keep secret for all the information of Party A known by Party B in this equity transfer agreement, which includes but is not limited to the management condition, financial condition, business secret and know-how, unless otherwise stated definitely by the law or required compulsively by the judiciary authority, while those required for the normal management of the company and school are excluded.

6.3 The statements and guarantees contained in the above-mentioned article 6.1 and 6.2 shall be made on the signature date of this equity transfer agreement.

Article 7: Expenses Undertaking and Others

7.1 The administrative fees and statutory expenses due to this equity transfer and the alteration registration/reference of school (including  but not limited to the alteration registration fee) shall be undertaken by Sichuan Kid Castle and the school.

7.2 The party breaching the promise, statement and guarantee or whose promise, statement and guarantee is untrue, imprecise or incomplete shall undertake the liability or debt corresponding with the promised, stated or guaranteed contents; if the company/school undertakes in advance according to the law, the opposing party or the company/school is entitled to claim compensation from it.

Article 8: Breaching Liabilities

8.1 It will constitute the breach of agreement if any party breaches the promise, guarantee, limitation or forbidden content of this agreement, and the breaching party shall pay the penalty to the opposing party based on the standard equivalent to 20% of total agreement price, and the opposing party is also entitled to claim the breaching party to keep implementing this agreement.

8.2 If the equity transfer agreed in this agreement can not be completed or the school can not keep running legally due to the cause of Party A, Party A shall pay the penalty based on the standard equivalent to 20% of total agreement price and return all the money paid by Party B; if the equity transfer agreed in this agreement can not be completed due to the cause of Party B, Party B shall pay the penalty to Party A based on the standard equivalent to 20% of total agreement price and return the handed-over properties and data.

8.3 It will constitute the breach of agreement if any party breaches the regulation of this agreement and defers implementing the obligations agreed in this agreement, the breaching party shall pay the penalty of RMB50000 to the opposing party, and the opposing party is also entitled to claim the breaching party to keep implementing this agreement; if the deferred implementation exceeds 1 month, the opposing party is entitled to cancel this agreement; if the company and school have the loss out of the normal management activity during the period, it shall be undertaken by Party A if it occurs before the handover work stated in article 3.3 is completed, or it shall be undertaken by Party B.

8.4 If the loss of innocent party resulted from the breaching behavior of breaching party is larger than the penalty, the breaching party shall pay the balance other than the penalty to the innocent party.

Article 9: Governing Law and Arbitration

9.1 Governing Law

The equity transfer agreement shall be only governed by the law of People’s Republic of China and shall be interpreted according to it, but the conflict law rules are excluded. If any article or regulation in this agreement is illegal or invalid wholly or partly according to any law or statute, this article/regulation or part of it shall not be regarded as a part of this agreement, and the validity of other part of this agreement won’t be influenced.

9.2 Arbitration

Any dispute arising from this agreement or related with this agreement shall be solved by the friendly negotiation of both parties; if the negotiation fails, the arbitration shall be submitted to Shanghai Arbitration Commission according to the regulation of Arbitration Law; the arbitration expense and the expense to implement the arbitration (including the witness fee and attorney fee) shall be undertaken by the loser, unless otherwise stated in the arbitration verdict; If the dispute occurs and is submitted to the arbitration, the both parties shall keep implementing the retaining rights and obligations under this agreement except for the disputed affair.

Article 10: Miscellaneous

10.1 This agreement will become effective upon the signature day; this agreement is in quintuplicate, Party A and Party B hold one respectively, Sichuan Kid Castle holds one, and one is used for the industrial and commercial registration.

10.2 Appendixes: the appendixes and the handover list agreed in article 3 have the same legal effectiveness with this agreement.

1) the copy of business license of Party A, Party B and Sichuan Kid Castle, the resolutions of each board meeting and general meeting of shareholders;

2) the current conditions list of the company of Sichuan Kid Castle, and the list of licenses, certificates, official seals, accounting books, system documents and agreements;

3) the school running license of school and license for private non-enterprise corporation registration, the list of current conditions of school, the list of certificates, licenses, official seals, accounting books, system documents and agreements of school.

Party A (Seal): Sichuan Province Lanbeisi Education & Culture Industrial Co., Ltd
Legal Representative:

Party B (Seal): Shanghai Kid Castle Educational Info Constitution Company Limited
Legal Representative: Min-Tan Yang

Signature Date: 10 May 2007

Agreement

As the holding shareholder of Party C1, Party A1 and Party A2 signed the equity transfer agreement with Party B on 10 May 2007 about the detailed affair of transferring all the equity of Party C1 to Party B; as the related parties of the equity transfer behavior, now Party C1 and Party C2 conclude the following agreement for the 2 equity transfer agreements and other affairs with Party A and Party B based on the negotiation:

1. Party C1 and Party C2 confirm all contents of the above-mentioned 2 equity transfer agreements and do their best to support Party A and Party B to implement the relevant power/right and each obligation according to the above-mentioned agreements; they also issue the relevant documents required to be issued by Party C1 and Party C2 to realize the equity transfer and relevant alteration and implement the relevant alteration registration obligation.

2. Party C1 and Party C2 promise and guarantee to abide by the article 1, 3.2, 3.3, 4, 5.1, 6.1 7 and 9 of the above-mentioned equity transfer agreement and agree to undertake the liability for the promise and guarantee according to article 8 of this agreement.

3. Party A, Party B and Party C confirm together this agreement is the supplementary of above-mentioned 2 equity transfer agreements, which are binding to Party A, Party B and Party C; the unstated affairs in this supplementary agreement shall be implemented according to the corresponding articles of equity transfer agreement.

4. This supplementary agreement will become effective upon the signature date; this agreement is in quintuplicate, each of the 5 subjects of Party A, Party B and Party C holds one.

Party A (Seal and Signature):
Party A1: Sichuan Province Lanbeisi Education & Culture Industrial Co., Ltd
Legal/Authorized Representative:
Party A2: Sichuan Province Education Institutional Service Center
Legal/Authorized Representative:

Party B (Seal and Signature):
Shanghai Kid Castle Educational Info Constitution Company Limited
Legal/Authorized Representative: Min-Tan Yang

Party C (Seal and Signature):
Party C1: Sichuan Lanbeisi Kid Castle Education Development Co., Ltd
Legal/Authorized Representative:
Party C2: Chengdu Lanbeisi Kid Castle Foreign Language Training School
Legal/Authorized Representative:

Signature Date: _________ May 2007

Letter of Announcement

Whereas Sichuan Province Education Institutional Service Center and Sichuan Province Lanbeisi Education & Culture Industrial Co., Ltd would like to transfer all their equity in Sichuan Lanbeisi Kid Castle Education Development Co., Ltd to Shanghai Kid Castle Educational Info Constitution Company Limited, the announcers hereby announce respectively as follows:

1. Sichuan Province Education Institutional Service Center agrees Sichuan Province Lanbeisi Education & Culture Industrial Co., Ltd to transfer its 45% equity in Sichuan Lanbeisi Kid Castle Education Development Co., Ltd to Shanghai Kid Castle Educational Info Constitution Company Limited and gives up the preferential purchase right of the equity.

2. Sichuan Province Lanbeisi Education & Culture Industrial Co., Ltd agrees Sichuan Province Education Institutional Service Center to transfer its 10% equity in Sichuan Lanbeisi Kid Castle Education Development Co., Ltd to Shanghai Kid Castle Educational Info Constitution Company Limited and gives up the preferential purchase right of the equity.

3. Shanghai Kid Castle Educational Software Development Company Limited agrees Sichuan Province Lanbeisi Education & Culture Industrial Co., Ltd and Sichuan Province Education Institutional Service Center to transfer their 45% and 10% equity in Sichuan Lanbeisi Kid Castle Education Development Co., Ltd to Shanghai Kid Castle Educational Info Constitution Company Limited and gives up the preferential purchase right of the equity.

It is hereby promised and announced. This letter of announcement is in quintuplicate.

Announcers (Seal and Signature):
Sichuan Province Lanbeisi Education & Culture Industrial Co., Ltd
Sichuan Province Education Institutional Service Center
Kid Castle Educational Software Development Company Limited

Date: 10 May 2007